                                                                   EXHIBIT 10.24

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               Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.
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                             MICROSOFT CONFIDENTIAL

                   MICROSOFT XBOX COMPONENT PURCHASE AGREEMENT

This Component Purchase Agreement (the "Agreement") dated and effective as of December 19, 2000 (the "Effective Date") is by and between Microsoft Corporation, a Washington corporation, with offices at One Microsoft Way, Redmond, WA 98052-6399 (including its successors and assigns, "Microsoft") and Applied Microsystems Corporation, a Washington corporation, with offices at 5020
- 148th Avenue Northeast, P.O. Box 97002, Redmond, Washington 98073-9702 ("Supplier" and, together with Microsoft, the "Parties").

                                    RECITALS

A. Microsoft, a developer of software technologies and hardware products, is developing a video game device known internally by Microsoft as Xbox.

B. Supplier, a manufacturer of a DVD emulation system, desires to sell to Microsoft certain Product(s) (as hereinafter defined) for use by Microsoft with respect to its Xbox game devices.

C. The Parties hereto wish to establish the terms and conditions under which Supplier will sell to Microsoft and its Subcontractor(s) such Product(s) for use with respect to Xbox game devices.

D. In connection herewith, the Parties have separately entered into a Microsoft Corporation Non-Disclosure Agreement dated May 25, 2000 (the "NDA"), a Microsoft Corporation Xbox Component Development Kit License dated July 20, 2000, a Development & License Agreement dated as of the date hereof and the License and Comprehensive Preferred Escrow Agreement dated as of the date hereof (the "Escrow Agreement") (this Agreement, together with such other agreements, the "Operative Documents").

                                    AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1.   Definitions.


          "Buffer Inventory" shall have the meaning described in Article 8 of this Agreement.

          "Competitor" means [*] or any other person, company or entity engaged in manufacturing or developing video game consoles or video game development tools, and any successor to or assign of any of the foregoing.

          "Compliance Period" means, with respect to any Product(s), a [*] period commencing upon the date of delivery thereof to Microsoft.

          "Derivative Technology" means: (i) for copyrightable or copyrighted material, any translation (including translation into other computer languages), portation, modification, correction, addition, extension, upgrade, improvement, compilation, abridgment or other form in which an existing work may be recast, transformed or adapted; (ii) for patentable or patented material, any improvement thereon; and (iii) for material which is protected by trade secret, any new material derived from such existing trade secret material, including new material which may be protected by copyright, patent and/or trade secret.

          "Escrow Materials" is defined in the Escrow Agreement.

          "Microsoft Jurisdictions" means the United States, [*], or any successors thereto.

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                             MICROSOFT CONFIDENTIAL


          "Product(s)" shall mean the product or products specified in Exhibit A hereto, including any cost reduced versions thereof developed in accordance herewith.

          "Purchase Order(s)" shall mean purchase orders for Product(s) submitted by Microsoft or Subcontractor(s) to Supplier under this Agreement.

          "Specifications" means the specifications for the Product(s) as set forth in Exhibit A.

          "Subcontractor(s)" means Subcontractor(s) authorized by Microsoft to manufacture and/or repair the Xbox and/or components thereof. Subcontractor(s) authorized as of Effective Date are listed in Exhibit B, which Exhibit B may be amended at any time by Microsoft giving written notice to Supplier.

          "Term" shall mean the term of this Agreement as set forth in Article 14(a).

          "Xbox" shall mean the video game device(s) designed by Microsoft and referred to internally by Microsoft as the "Xbox".

2.   Products and Prices.

     (a) Products. Supplier hereby agrees to sell the Product(s) to Microsoft and Subcontractor(s) pursuant to the terms and conditions of this Agreement.

     (b) Prices. The price(s) for the Product(s) are specified on Exhibit A. Notwithstanding the foregoing, at all times during the Term, the price(s) for the Product(s) purchased by Microsoft and Subcontractor(s) hereunder shall not be higher than the lowest price charged by Supplier to any other customer purchasing reasonably comparable products in quantities similar to or less than the aggregate quantities of Product(s) purchased by Microsoft and Subcontractor(s) hereunder (regardless of the quantities Microsoft or a Subcontractor(s) may purchase individually). In the event that Supplier offers any such other customer a lower price, Supplier shall immediately notify Microsoft and reduce the price charged hereunder for the applicable Product(s). The reduced price shall be applied to both future Purchase Orders and to Purchase Orders already submitted but not yet filled. Microsoft will be entitled to independent audit to ensure compliance with this Article as provided in Article 19(i).

     (c) Cost Reductions. Supplier and Microsoft agree to pursue cost reduction opportunities and to share the benefit of such cost reductions in a manner to be mutually agreed upon. Agreed-upon cost reductions shall be set forth in written amendments to Exhibit A, which Exhibit also contains the Parties' cost reduction goals for the Product(s).

     (d) No Changes. Supplier shall not change the form, fit, function, design or appearance of the Product(s), or make any significant process technology changes to the Product(s) during the Term without having received the prior written consent of Microsoft (except as provided in Article 2(e) below). Microsoft will reasonably promptly respond to Supplier's request for its consent and will not unreasonably withhold or delay its consent. During the Term, Supplier shall not discontinue the manufacture of the Product(s) without Microsoft's written consent.

     (e) Mandatory Changes. If mandatory changes to the Product(s) are required to satisfy governmental standards of any Microsoft Jurisdiction (including any subdivision thereof) or for safety reasons (any such change, a "Mandatory Change"), Supplier will provide Microsoft with ninety (90) days' prior written notice before implementing any such changes, and all Product(s) delivered to Microsoft after such Mandatory Changes are in effect shall incorporate the Mandatory Changes. Supplier shall bear all risks and expenses associated with such Mandatory Changes, including, without limitation, all

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                             MICROSOFT CONFIDENTIAL


          costs of re-engineering, inspection, testing and labor. Supplier will provide related technical support as Microsoft and/or Subcontractor(s) may request in connection with any of the foregoing.

     (f) Purchase Order Terms Excluded. This Agreement shall exclusively govern all orders of Product(s) by Microsoft and Subcontractor(s) and except for delivery dates stated in Purchase Orders, any additional terms on any Purchase Order, acceptance, confirmation or other form shall be of no effect and shall be disregarded.

     (g) Product Updates. If Supplier makes available any updates or other improvements to the Products, Supplier agrees to give Microsoft the right to purchase such updates or other improvements under the terms and conditions of this Agreement and at prices to be mutually agreed by Supplier and Microsoft (subject to Article 2(b) above). All such updates or other improvements will be offered to Microsoft as early as to any of Supplier's other customers.

     (h) Effect of Microsoft Reviews, Approvals and Consents. Microsoft is entitled to certain reviews, approvals and consents as provided in this Agreement, but no such review, approval or consent will in any way constitute a waiver of Supplier's obligations hereunder, including its obligation to deliver Products complying with the Specifications and the other terms of this Agreement.

     (i) No Conflict of Interest. During the Term, Supplier shall not accept work, enter into any contract or accept any obligation, the terms of which is/are inconsistent or incompatible with Supplier's obligations under this Agreement, and Supplier hereby warrants, represents and covenants to Microsoft that Supplier is not as of the date hereof subject to any such contract or obligation, it being understood that Supplier may from time to time accept work or obligations or enter into contracts with Competitors on terms that are consistent and compatible with its obligations hereunder.

3.   Subcontractor(s).

     (a) Exercise Through Subcontractors. Microsoft may purchase Product(s) and otherwise exercise its rights and/or perform its obligations hereunder directly and/or through its authorized Subcontractor(s). Supplier agrees to accept and fill, in accordance with the terms hereof, Purchase Orders placed by Microsoft and Subcontractor(s).

     (b) Authorized Subcontractors. Subcontractor(s) authorized as of the Effective Date are specified in Exhibit B hereto. Notifications concerning Microsoft amendments to Exhibit B shall be sent to the following and shall be effective as the date Microsoft sends such notice:

          Applied Microsystems Corporation
          5020 - 148th Avenue Northeast
          P.O. Box 97002
          Redmond, WA  98073-9702
          Attn:  Chief Financial Officer

4. Terms of Payment. Terms of payment are net [*] days from the date of delivery to Microsoft or the Subcontractor(s). Supplier shall issue invoices only after delivering the Product(s) covered by the invoice.

5.   Forecasts, Purchase Orders, Allocations.

     (a) Program Forecasts. By the end of the first week of each Microsoft fiscal quarter, Microsoft will provide Supplier with a Product(s) demand forecast specifying Product(s)

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                             MICROSOFT CONFIDENTIAL


          volumes by quarter for the remainder of the Term. The quarterly demand forecast will be for general forecasting purposes only.

     (b) Monthly Forecasts. Microsoft will provide Supplier, on a [*] basis, with a [*] month rolling forecast of the anticipated quantity of Product(s) required by Microsoft and its Subcontractor(s) for the following [*] months (the "[*] Month Rolling Forecast"). The [*] Month Rolling Forecast will constitute only Microsoft's good faith estimate of intended total purchases of Products and will not constitute a commitment to buy. Unless Supplier notifies Microsoft to the contrary within five (5) business days after having received the Microsoft [*] Month Rolling Forecast, Supplier shall be deemed to have confirmed supply of Product(s) for such rolling [*] month period as shown in the Microsoft [*] Month Rolling Forecast. Confirmation of the [*] Month Rolling Forecast by Supplier constitutes a commitment by Supplier to provide the forecasted quantities of Product(s) upon receipt of Purchase Orders therefor. In any event, Supplier for each month during the Term shall always ensure that it has a minimum supply capacity for such month as provided in Exhibit A. Supplier may reject only a [*] Month Rolling Forecast that forecasts an average quantity of Product(s) per month over the months covered therein that exceeds such minimum supply capacity.

     (c) Purchase Orders. A Purchase Order is Supplier's only authorization to ship Product(s) hereunder and Microsoft and Subcontractor(s) may return any unauthorized shipment of Product(s) at Supplier's sole risk and expense. Microsoft and Subcontractor(s) shall submit Purchase Orders in writing and may transmit Purchase Orders by fax or by email. Unless Supplier notifies Microsoft or a Subcontractor(s) to the contrary within three business (3) days after the date of their Purchase Order, Supplier shall be deemed to have accepted and confirmed, and shall be obliged to fill, such Purchase Order. Purchase Orders will be placed at least [*] days in advance of the date as of which the Product(s) are to be delivered. Microsoft may request a shorter lead time, and Supplier shall use its commercially reasonable efforts to meet such date. During any calendar month, Supplier will not be required to deliver a quantity of Product(s) that exceeds the sum of (i) the quantity forecast to be delivered for such month under the current [*] Month Rolling Forecast and (ii) the required Buffer Inventory for such month, unless Supplier otherwise agrees. If Microsoft and its Subcontractor(s) at any time increase the quantities of Product(s) to be delivered in excess of the foregoing limit, Supplier will not be required to deliver the excess quantity within the specified time period, but Supplier will use its best efforts to do so. Unless Microsoft is in material breach of this Agreement, Supplier will not be entitled to reject any Purchase Order which complies with the terms of this Agreement. Supplier shall fill all Purchase Orders from the Buffer Inventory first, on a "First In - First Out" basis as described in Article 8 below.

     (d) Acceleration. Microsoft and its Subcontractor(s) may at any time increase the quantities of Product(s) to be delivered to Microsoft or the Subcontractor(s) as shown in the [*] Month Rolling Forecast up to a maximum quantity of Product(s) equal to that then available in the Buffer Inventory maintained as specified in Article 8 below.

     (e) Capacity Constraints and Allocation. Supplier shall allocate manufacturing capacity, components and parts, for manufacture of the Product(s) in sufficient quantity to meet Microsoft's then current [*] Month Rolling Forecast. Upon request by Microsoft and/or Subcontractor(s), Supplier shall provide up-to-date reports of allocations of, and any existing or foreseeable constraints upon, Supplier's manufacturing capacity and supplies of components for the Product(s). Supplier will provide Microsoft and Subcontractor(s) with all reasonable cooperation with respect to their monitoring of such capacities, supplies and allocations. Without limiting Supplier's other obligations and Microsoft's rights hereunder, if capacity and/or supplies of parts or components constrain the availability of Product(s) such that Supplier cannot meet the demand stated in Microsoft's then current [*] Month Rolling Forecast, Supplier shall nevertheless give Microsoft priority

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                             MICROSOFT CONFIDENTIAL


          allocation over that of any other customer of Supplier. At a minimum, such priority allocation shall directly reflect the percentage of Supplier's business represented by the aggregate of Microsoft's and Subcontractor(s)' purchases hereunder based on quantity of Product(s) and not on Supplier's margin or profit thereon. If for any reason (but without limiting Supplier's right to claim Excusable Delay under
          Article 13(b)) Supplier cannot meet the minimum supply capacity as provided in Exhibit A, Microsoft, at its option, may at any time enter into commitments with other suppliers for substitute supply for a period up to the remainder of the Term and, without limiting Supplier's other obligations hereunder, Supplier will be responsible for any additional cost of such substitute supply and any expenses incurred in connection therewith.

     (f) Electronic Commerce. Microsoft and Supplier agree to use their best efforts to establish systems to implement this Agreement through electronic commerce business practices in order to minimize or eliminate the use of paper, fax, voice mail and/or e-mail for the communication of routine business data, including, but not limited to: communications of forecasts and Purchase Orders, placement, acknowledgement, acceptance, modification, available to promise, completion, ship notification, shipment tracking, product receipt notification, and invoicing. To this end, the Parties shall work expeditiously to develop an agreed upon framework for electronic commerce including plans and allocations of resources by each Party necessary to accomplish the implementation of such framework by [*].

     (g) Minimum Buy Quantities. Subject to Supplier's compliance with the terms hereof and any termination of this Agreement pursuant to Article 14, Microsoft agrees to purchase a minimum of [*] units of Product(s) prior [*], but only so long as Supplier is able to produce Product(s) that conform to the Specifications and other requirements hereunder prior to such date.

6.   Shipment, Packing and Delivery.

     (a) Terms of Shipment. Supplier shall ship all Product(s) purchased by Microsoft and Subcontractor(s) hereunder [*] to such locations as shall be specified in the Purchase Order. Supplier shall separately itemize and invoice Microsoft for charges for shipping that is in accordance with Article 6(b) and for reasonable and customary insurance.

     (b) Selection of Carrier. Supplier will ship the Product(s) only via carriers designated by Microsoft or a Subcontractor(s), as the case may be. In the absence of written instructions from Microsoft or a Subcontractor(s), Supplier shall select a carrier qualified to Supplier standards for shipment of similar commodities and arrange for shipment of the Product(s) under ordinary and customary terms and conditions of carriage.

     (c) Packing, Marking, Documentation. Supplier will handle, pack, mark and ship the Product(s) in accordance with Supplier's standards for similar commodities and any packing and labeling specifications required by Microsoft or the Subcontractor(s) and notified to Supplier at least thirty (30) days prior to shipment. Supplier shall mark the Product(s) and packaging with the country of origin as required, and provide a certificate of origin and any other documents required for customs purposes.

     (d) Delivery Date. Supplier acknowledges and agrees that the scheduled delivery date stated in a Purchase Order is a material term of this Agreement, and that time is of the essence for all deliveries of Product(s) hereunder. Supplier shall deliver all Product(s) hereunder on such scheduled delivery date. Supplier shall not deliver in advance of such scheduled delivery date without the prior written consent of Microsoft or the Subcontractor(s) that issued the Purchase Order.

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                             MICROSOFT CONFIDENTIAL


     (e)  Delayed Delivery. Without prejudice to the provisions of the foregoing
          Article 6(d), if in the case of any individual Purchase Order, unusual circumstances cause Supplier to be unable to make delivery on the delivery date specified in such Purchase Order, Supplier shall notify Microsoft or the Subcontractor(s), as the case may be, as soon as Supplier becomes aware of the delay, and shall state in such notice the date on which delivery can be made. Upon such notice, Microsoft or the Subcontractor(s) may, at its sole option, require Supplier to ship the Product(s) under such Purchase Order by air, and Supplier hereby agrees to bear the additional cost of such air shipments and any other costs incurred to deliver the Product(s) covered by such Purchase Order on or before such revised delivery date.

     (f) Partial Delivery. If in the case of any individual Purchase Order, only a portion of (or none of) Product(s) stipulated on the Purchase Order are available to meet the specified delivery date, Supplier shall notify Microsoft or the Subcontractor(s) in writing of the shortfall as soon as Supplier becomes aware of the shortfall prior to the scheduled shipment date, and unless otherwise directed by Microsoft or the Subcontractor(s), Supplier shall ship the available Product(s) as scheduled.

7.   Cancellations and Reschedules.

     (a) Cancellation. Upon written notice to Supplier given no less than [*] days prior to the scheduled delivery date for any Purchase Order, Microsoft or the Subcontractor(s) may cancel all or any part of such Purchase Order. Except for cancellations of Purchase Orders associated with the termination of this Agreement by Microsoft pursuant to
          Article 14(b)(ii), Microsoft and Subcontractor(s) will not cancel, in whole or in part, Purchase Orders scheduled for shipment within [*] days.

     (b) Rescheduling. Upon written notice to Supplier given no less than [*] days prior to the scheduled delivery date for any Purchase Order, Microsoft or the Subcontractor(s) may reschedule the delivery of all or part of the Product(s) covered by such Purchase Order. Unless Supplier otherwise agrees, Microsoft may reschedule an order only once and cannot reschedule any order for more than [*] days beyond the originally scheduled delivery date.

8.   Buffer Inventory.

     Commencing not later than [*] weeks after the first delivery date set forth on Microsoft's initial program forecast, in addition to manufacturing the quantity of Product(s) necessary to meet Microsoft's forecasts and to fill Purchase Orders in accordance with Article 6 above, Supplier shall, at its own expense, establish, and thereafter maintain throughout the Term, an additional inventory of Product(s) that have passed inspection pursuant to
     Article 9(a) below (the "Buffer Inventory"). The amount of Product(s) required to be maintained in the Buffer Inventory shall vary from month to month and shall in each month be equal to [*] of the total amount of Product(s) Microsoft forecasts to be required during the upcoming [*] month period as stated on Microsoft's then current [*] Month Rolling Forecast. Supplier shall maintain a Buffer Inventory for each different Product listed on Microsoft's then current [*] Month Rolling Forecast. Supplier shall maintain the Buffer Inventory at Supplier's final assembly and test facility specified in Exhibit A, and Microsoft may inspect the Buffer Inventory at any reasonable time upon reasonable notice to Supplier. Supplier shall fill Purchase Orders from the Buffer Inventory on a "First In - First Out" (FIFO) basis and shall continuously replenish the Buffer Inventory to maintain the required amount of Product(s) as described above. If due to acceleration of Purchase Orders pursuant to Article 6(d) above the Buffer Inventory becomes depleted below the required level, Supplier shall re-establish the required amount of Buffer Inventory within [*] days of such depletion. If at any time Supplier fails for any reason to maintain the amount of Buffer Inventory required hereunder, Microsoft, at its option and without limiting its other rights and Supplier's other obligations hereunder, may enter into commitments with other suppliers for substitute supply for a period up

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                             MICROSOFT CONFIDENTIAL


     to the remainder of the Term and, without limiting Supplier's other obligations hereunder, Supplier will be responsible for any additional cost of such substitute supply and any expenses incurred in connection therewith.

9.   Quality Inspection.

     (a) Inspection by Supplier. Prior to any Product(s) shipment or inclusion in the Buffer Inventory, Supplier shall inspect all Product(s) and confirm that all Product(s) are free of defects in design, materials and workmanship, conform to the Specifications and meet all quality requirements specified in the Microsoft Supplier Quality Requirements attached to this Agreement as Exhibit C. Supplier shall not ship or include in the Buffer Inventory any unit of Product(s) that fails to meet any of the foregoing criteria unless specifically instructed in writing by Microsoft to do so.

     (b) Inspection by Microsoft and Subcontractor(s). Microsoft and Subcontractor(s) may inspect the Product(s) within [*] days after Microsoft's or the Subcontractor(s)'s actual physical receipt thereof and prior to use of the Product(s) in the manufacturing process. If such inspection determines that any Product(s) contains any defect in design, materials or workmanship or does not conform to the Specifications and meet all quality requirements set forth in Exhibit C, Microsoft or the Subcontractor(s) will give Supplier written notice of the defective Product(s) and the remedy provisions of Article 10(b) below shall apply.

     (c) Conditional Acceptance of Defective Product(s); Price Reduction. Upon written notice to Supplier, Microsoft or the Subcontractor(s) may conditionally accept Product(s) inspected as described in Article 9(a) or (b) above and determined to be defective. In such case:

          (i) Microsoft or the Subcontractor(s) may, at any time within [*] days after such conditional acceptance, reject such defective Product(s) in accordance with Article 10(b) below; or

          (ii) if Microsoft or the Subcontractor(s) chooses to utilize the defective Product(s), Supplier shall provide Microsoft or the Subcontractor(s) with an appropriate reduction in price to be agreed upon by the Parties. Any dispute as to an appropriate reduction in price shall be handled in accordance with Article 19(b).

     (d) No Effect on Warranty. Neither the conduct of or failure to conduct inspections, nor the conditional acceptance and/or utilization of defective Product(s), pursuant to this Article 9 shall in any way affect the application or interpretation of Article 10 below.

10.  Warranties.

     (a)  Product Warranties. Supplier represents and warrants that:

          (i) All Product(s) will be free from defects in design, material and workmanship for a period of [*] following the date of shipment.

          (ii) All Product(s) will meet the quality requirements set forth in Exhibit C and will conform to, and perform in accordance with, the Specifications and any additional Supplier-published specifications for such Product(s).

          (iii) All Product(s) will be new and unused unless Microsoft requests refurbished Product(s) in writing (it being understood that any Product(s) repaired by Supplier in accordance with Article 10(b)(z) shall be considered new and unused for the purpose of this subclause (iii)). If Microsoft requests refurbished Product(s), they will be clearly marked as such when delivered to Microsoft or Subcontractor(s).

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          (iv)  Supplier will provide good and marketable title to the
                Product(s), free and clear of any and all liens, claims, encumbrances and other restrictions.

          (v) Supplier has and will continue to have all necessary rights and licenses in the Product(s) necessary to allow Microsoft and the Subcontractor(s) to directly and indirectly use, have used, import, promote, distribute, lease, sell and offer for sale the Products in the Microsoft Jurisdictions, or [*], anywhere else in the world without restriction or additional charge.

          (vi) The Product(s) do not and will not infringe (i) any patent in any Microsoft Jurisdiction; (ii) [*], any patent in any other location; or (iii) any copyright, mask work right, database right, or other proprietary right, or misappropriate any trade secret, of any third party, except
                (A) to the extent that any such infringement results from technology provided by Microsoft to Supplier under the Development & License Agreement or (B) in the case of any patent infringement, to the extent that such infringement results from the combination of the Product(s) with such other products that it is not reasonably intended to be combined with, unless the Product(s) would contributorily infringe.

          (vii) The Product(s) conform to and will conform with (i) all requirements of applicable laws or regulations of each Microsoft Jurisdiction, including any subdivision thereof, including but not limited to all applicable health and safety regulations and,
                (ii) [*], any laws or regulations of any other governmental authority, in each case, as such laws or regulations are in effect during the Compliance Period.

     (b) Remedies. In the event that: (i) any Product(s) fails to pass Microsoft's or a Subcontractor(s)'s inspection in accordance with
          Article 9(b) above; (ii) Microsoft or a Subcontractor(s) determines to reject any conditionally accepted Product(s) in accordance with
          Article 9(c)(i) above; and/or (iii) Microsoft or a Subcontractor(s) otherwise determines that any Product(s) fails to meet any of the warranties stated in Article 10(a) above, Microsoft or the Subcontractor(s) will reasonably promptly after Microsoft becomes aware of such defect give Supplier notice of the defective Product(s). Within [*] days after the date of such notice, Supplier shall provide Microsoft or the Subcontractor(s) with a Return Merchandise Authorization ("RMA") for the units of Product(s) to be returned to Supplier. Without limiting Microsoft's other rights in this Agreement, within [*] days of its receipt of such returned units of Product(s), Supplier shall, at Microsoft's or the Subcontractor(s)'s option and at Supplier's own expense: (x) replace such Product(s) with new Product(s) that meet the Specifications and quality requirements hereunder and in Exhibit C; (y) issue Microsoft or the Subcontractor(s) a refund or credit in the full amount of the price of the defective units of Product(s) and all shipping and insurance charges associated therewith; or (z) for any Product(s) rejected by Microsoft or its Subcontractor(s) prior to installation on a game development kit, repair such Product(s) so that such Product(s) meet the Specifications and the quality requirements hereunder and in Exhibit C. If Supplier fails to replace or repair defective Product(s) or credit or refund to Microsoft or the Subcontractor(s) the full purchase price of such defective Product(s) and all shipping and insurance charges associated therewith as required by this Article 10(b), in addition to any other remedies available to Microsoft by law or under this Agreement, Microsoft may terminate this Agreement for cause in accordance with Article 14(b)(ii).

     (c) Field Failures. In the event that Microsoft or a Subcontractor(s) knowingly or unknowingly incorporates any defective Product(s) into any Xbox product and a subsequent failure of such Product(s) during the Warranty Period for such Product(s) results in returns from end users to Microsoft or a Subcontractor(s), then in addition to the remedies set forth in Article 10(b) above, Supplier, at its expense, shall cooperate and

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                             MICROSOFT CONFIDENTIAL


          coordinate with Microsoft in the establishment of an orderly and routine process for handling such returns. Such process shall minimize the amount of Product(s) inventory held by Microsoft and Subcontractor(s).

     (d) Failure Analysis, Technical Support, Costs. Supplier shall, within [*] days of receipt of returned or rejected units of Product(s), inspect and retest such returned units of Product(s) and provide Microsoft or the Subcontractor(s) with an failure analysis of the rejected units of Product(s) and a corrective action plan to prevent the recurrence of similar defects or failures. Supplier shall bear all risks and expenses associated with analysis and replacement of defective Product(s) including, without limitation, all costs of shipment, re-installation, re-engineering, inspection, testing, labor, materials, end-user returns and redistribution, as well as providing related technical support as Microsoft and Subcontractor(s) may reasonably request in connection with any of the foregoing.

     (e) Epidemic Failure. An "Epidemic Failure" is the occurrence of defects (defined as a common or repetitive failure of the same component part or product, inclusive of firmware and software): (i) in greater than [*]% of the Product(s) received by Microsoft or Subcontractor(s) in any particular shipment or (ii) in greater than [*]% of the aggregate number of units of Product(s) received by Microsoft or Subcontractor(s) within any ninety (90) day period. In the event of an Epidemic Failure of any Product(s) within [*] following the date of delivery of such Product(s), Supplier agrees to assist Microsoft and Subcontractor(s) in the technical resolution thereof, and to be responsible for all losses, liabilities, costs and/or expenses incurred by Microsoft and/or Subcontractor(s) as a result thereof; including, without limitation, the full cost of returns of Xbox products into which the defective Product(s) have been incorporated, and any additional costs of replacement, re-installation, re-inspection, testing and redistribution. If during the Term an Epidemic Failure occurs with respect to any Product(s), Microsoft may replace such failed Product(s) with replacement Product(s) purchased from Supplier at a unit price equal to Supplier's documented cost of goods sold as determined in accordance with GAAP.

     (f) Correction of Programming Errors. For a period of [*] following the date of shipment of a Product, Supplier, at its cost and expense, will use its best efforts to correct such errors within the time specified in Exhibit D (and in any event within [*] days) after becoming aware of such error. Supplier shall promptly notify Microsoft in writing of all errors of which Supplier is or becomes aware in any version of the Product.

11. Waiver of Certain Damages. EXCEPT AS PROVIDED IN THIS AGREEMENT, IN NO EVENT SHALL ANY PARTY OR MICROSOFT'S SUBCONTRACTOR(S) BE LIABLE TO THE OTHER PARTY FOR ANY LOSS OF PROFITS, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES, REGARDLESS OF WHETHER SUCH PARTY AND/OR SUCH SUBCONTRACTOR(S) HAVE ADVANCE NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.

12.  Indemnification.

     (a) Indemnity. Supplier will, at its expense and Microsoft's request, defend, indemnify and hold harmless Microsoft, its Subcontractor(s), their respective successors and assigns, and the respective directors, officers, employees, agents, customers, affiliates, and distributors of each of the foregoing from and against any and all claims, actions, demands, legal proceedings, liabilities, damages, losses, judgments, authorized settlements, costs and expenses, including, without limitation, attorney's fees, arising out of or in connection with any actual or alleged:

          (i) infringement by Supplier and/or any Product(s) of (i) any patent in any Microsoft Jurisdiction; (ii) any other patent the infringement of which Supplier has knowledge as of the Effective Date or that Supplier subsequently comes to know

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                             MICROSOFT CONFIDENTIAL


               of and does not give notice of as provided in, and comply with its obligations under, Article 12(c); or (iii) any copyright, mask work right, database right, trade secret, trademark or other proprietary right of any third party; except (A) to the extent that any such infringement results from technology provided by Microsoft to Supplier under the Development & License Agreement or (B) in the case of any patent infringement, to the extent that such infringement results from the combination of the Product(s) with such other products that it is not reasonably intended to be combined with, unless the Product(s) would contributorily infringe;

          (ii) breach of any representation or warranty made by Supplier herein;

          (iii) claim by any person (including any employees of Supplier, Microsoft or any Subcontractor(s)) or third party that any Product(s) has caused bodily harm (including death) or has damaged any real or personal property or environment;

          (iv) failure of any Product(s) to comply with any applicable law or regulation of:

               (i) any Microsoft Jurisdiction (including any subdivision thereof), as such laws or regulations are in effect at any time during the Compliance Period for such Product;

               (ii) any Microsoft Jurisdiction (including any subdivision thereof), as such laws or regulations are in effect at any time after the Compliance Period for such Product, of which Supplier comes to know of and does not give notice of as provided in Article 12(d); or

               (iii) any governmental authority (including any subdivision thereof) other than in a Microsoft Jurisdiction, as such laws or regulations are in effect at any time, of which Supplier has knowledge as of the Effective Date or that Supplier subsequently comes to know of and does not give notice as provided in Article 12(d); or

          (v) violation by Supplier of any applicable law or regulation, or any possession, handling, transportation, storage or use of hazardous materials or explosives by Supplier or any of its direct or indirect subcontractors; or

          (vi) claim by or on behalf of any direct or indirect subcontractor, supplier, employee or agent of Supplier.

     (b) Procedures. In the event Microsoft becomes aware of any such claim, Microsoft shall: (i) reasonably promptly notify Supplier thereof (provided that failure to provide such notice will not release Supplier from any of its indemnity obligations hereunder except to the extent that such failure materially increases Supplier's indemnity obligation); (ii) at Supplier's expense, provide Supplier with reasonable cooperation in the defense thereof; and (iii) not settle any such claim without Supplier's consent (unless such claim or the defense thereof could give rise to criminal liability, could have a material effect on Microsoft's business in the jurisdiction of such proceeding or involves a material risk of the sale, forfeiture or loss of, or the creation of any material lien on, the Products or any Microsoft property). Supplier shall not unreasonably withhold its consent. Microsoft shall have the right to approve the counsel selected by Supplier to defend any such claim (such approval not to be unreasonably withheld) and shall also have the right to have its own counsel participate in the defense of any such claim at Microsoft's own expense. Notwithstanding the foregoing, Microsoft will be entitled (using its own counsel and without the consent of Supplier) to control the defense of, and settle, any claim if Supplier does not, upon Microsoft's demand, acknowledge in writing full responsibility to indemnify therefor. Payments will be made by Supplier within twenty
          (20) days after demand. Supplier's

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                             MICROSOFT CONFIDENTIAL


          indemnity obligations will be those of a primary obligor, whether or not the indemnified party is also indemnified with respect to the same matter under the terms of any other agreement or policy, and the indemnified party may proceed directly against Supplier without first seeking to enforce any other rights of indemnification. Supplier will not be entitled to any right of contribution from, or be subrogated to any right of the indemnified party against, such other indemnifying party. In the event Microsoft and Supplier agree to settle a claim or action, Supplier agrees not to publicize the settlement without first obtaining Microsoft's written permission.

     (c) Infringement Claims. In addition to Supplier's obligations as stated above, in the event an infringement claim is made or is likely to be made, Supplier may (or, in the event that Microsoft reasonably believes that Supplier is not likely to prevail with respect to such infringement claim, Supplier shall) promptly (and in any event within five (5) business days) notify Microsoft of such claim and, at Microsoft's option and Supplier's sole risk and expense: (i) procure for Microsoft and the Subcontractor(s) the right to continue using and selling the infringing or allegedly infringing Product(s); (ii) replace such Product(s) with a non-infringing Product(s); or (iii) modify such Product(s) so that it becomes non-infringing, provided that such replacement or modification meets the Specifications and otherwise complies with the requirements of this Agreement, does not change Microsoft's specifications for the Xbox, interfere with Microsoft's or Subcontractor(s) production schedule or require any recall of the Xbox. Microsoft and Subcontractor(s) may return, at Supplier's sole risk and expense, any inventory of infringing or allegedly infringing Product(s) and Supplier shall refund the full purchase price of such returned Product(s) within thirty (30) days of receipt thereof. Any disputes as to the reasonableness of Microsoft's belief that Supplier is not likely to prevail with respect to an infringement claim shall be handled in accordance with Article 19(b).

     (d) Compliance with Laws. In addition to Supplier's obligations as stated above, in the event that Supplier obtains knowledge that any Product(s) already delivered to Microsoft violate any law or regulation as in effect at any time during the Term, Supplier will promptly (and in any event within five (5) business days) notify Microsoft of such violation and, with respect to laws or regulations of any Microsoft Jurisdiction only (including any subdivision thereof) as in effect during the Compliance Period for such Product, at Microsoft's option and Supplier's sole risk and expense: (i) replace such Product(s) with compliant Product(s) or (ii) modify such Product(s) so that it becomes compliant, provided that such replacement or modification meets the Specifications and otherwise complies with the requirements of this Agreement, does not change Microsoft's specifications for the Xbox, interfere with Microsoft's or Subcontractor(s) production schedule or require any recall of the Xbox. Microsoft and Subcontractor(s) may return, at Supplier's sole risk and expense, any inventory of noncompliant Product(s) and Supplier shall refund the full purchase price of such returned Product(s) within thirty (30) days of receipt thereof. If during the Term a Product becomes noncompliant after the end of the Compliance Period for such Product, Microsoft may replace such noncompliant Product with a compliant Product purchased from Supplier at a unit price equal to Supplier's documented cost of goods sold as determined in accordance with GAAP.

     (e) Hazard. In the event either Supplier or Microsoft becomes aware of any information which reasonably supports a conclusion that any Product(s) may contain a defect that could cause bodily injury (including death) to any person or property damage (a "Hazard"), the Party with such information shall promptly notify the other Party of the Hazard. If permitted by law, such notice shall be given prior to notice to any governmental agency. Supplier and Microsoft shall promptly exchange all relevant data and may meet to review and discuss the information, tests, and conclusions relating to the alleged Hazard and the basis for any contemplated recall or other remedial action. Supplier shall be responsible for all costs of any such remedial action including, but not limited to, the reasonable out-of-pocket costs to Microsoft and Subcontractor(s) directly

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                             MICROSOFT CONFIDENTIAL


          related thereto. Each Party shall, on request and at Supplier's expense, provide to the other Party reasonable assistance in (i) determining how best to deal with the Hazard; and (ii) preparing for and making any presentation before any governmental agency which may have jurisdiction over Hazards involving the Product(s).

13.  Disaster Recovery Plan; Excusable Delay.

     (a) Disaster Recovery Plan. Supplier shall maintain a written disaster recovery plan (the "Disaster Recovery Plan") for the Product(s) to be supplied hereunder in order to ensure the supply of Product(s) to Microsoft and Subcontractor(s). Such Plan may include multiple sources of supply for the Product(s) and parts and components thereof, multiple manufacturing facilities, and/or providing Microsoft with all rights, licenses, information, assistance, know-how and/or other deliverables as may be required to enable Microsoft and Subcontractor(s) to manufacture, test, and support the Product(s), or retain one or more contractors to perform any or all of these services. Supplier shall submit a proposed Disaster Recovery Plan for the Product(s) to Microsoft no later than [*] after the Effective Date (with payments to Supplier hereunder after such date being conditioned upon approval of the Disaster Recovery Plan). The Disaster Recovery Plan and any changes thereto shall be subject to Microsoft's prior review and written approval (not to be unreasonably withheld) as part of all business reviews conducted between the Parties. Notwithstanding Microsoft's review and/or approval of any Disaster Recovery Plan or any change thereto, Supplier shall at all times remain solely liable for the adequacy and implementation of all disaster recovery plans. Supplier agrees to comply fully with the terms of the Disaster Recovery Plan upon occurrence of any disaster or similar circumstances contemplated therein.


     (b) Excusable Delay. A delay in the performance of any Party hereunder shall be an "Excusable Delay" to the extent caused by extraordinary events not within the reasonable control of such Party, its affiliates or its subcontractors and their affiliates, and including the following events: terrorism, condemnation, confiscation and similar acts of a governmental authority in its sovereign capacity; war and civil insurrection; and fire, earthquake, flood, epidemic or similar act of God. Notwithstanding the foregoing, Excusable Delay events do not include events that could be avoided by reasonable foresight and reasonable precautions, including risk and disaster contingency planning (including the Disaster Recovery Plan). Excusable Delay events also do not include events attributable in any respect to negligence, intentional act, failure to comply with law or failure to comply with this Agreement, whether by such Party or any of its affiliates, its subcontractors or any affiliates of such subcontractor. Excusable Delay events do not include technological difficulties, including any faced in designing, developing or producing product, product defects, or failure to properly manage inventory. The Party affected by the Excusable Delay shall not be liable for non-performance hereunder to the extent caused by the Excusable Delay, subject to such Party's compliance with this Article 13(b). The Party affected by an Excusable Delay will provide the other Party written notice of any event giving rise to an Excusable Delay immediately upon becoming aware thereof and in no event later than ten
          (10) calendar days after such event occurs (and failure to give such notice in a timely fashion will be deemed to be a waiver of such Excusable Delay). The Party affected by an Excusable Delay will have the burden of establishing such has occurred, the consequences thereof and such Party's compliance with its mitigation obligations. If an Excusable Delay event occurs, the affected Party will work with the utmost diligence to avoid or minimize the impact of such delay. None of the terms of this Agreement (including the Product(s) price) will be adjusted, and there will be no reimbursement for any additional costs incurred. If the Excusable Delay has been in effect (or is likely to be in effect) for more than [*] days, the other Party will be entitled at any time and in its sole discretion to terminate this Agreement without any penalty or further liability of any kind to the other Party (and notwithstanding Article 5(g) or Article


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                             MICROSOFT CONFIDENTIAL


          14(b)(iii)(B)). If Supplier is the affected Party, Microsoft shall be entitled to the license and Escrow Materials as described in the Escrow Agreement and the assistance as described in Article 14(e).

14.  Term and Termination.

     (a) Term. This Agreement shall be effective for a period of [*] years from the Effective Date (the "Term").

     (b)  Termination.

          (i) Termination For Convenience. Microsoft may terminate this Agreement without cause by giving Supplier ninety (90) days prior written notice.

          (ii) Termination For Cause.

               (A) Microsoft may terminate this Agreement for cause: (i) if Supplier is in material breach or default of any representation, warranty, covenant, obligation or agreement hereunder or under any of the other Operative Documents, which breach or default is not cured within thirty (30) days of written notice from Microsoft; (ii) if Supplier becomes insolvent, upon ten (10) days written notice from Microsoft; or (iii) if Supplier becomes the subject of any proceeding under any bankruptcy, insolvency or liquidation law, whether domestic or foreign and whether voluntary or involuntary, which is not resolved favorably to Supplier within [*] days of commencement thereof; (iv) Supplier becomes subject to property attachment, court injunction or court order which has a material adverse effect on its operations or (v) Supplier at any time breaches its obligation to continue to perform its obligations hereunder, including timely supply of the Product(s), as required under Article 14(c). Microsoft may also terminate this Agreement for cause as set forth in Article 10(b).

               (B) Supplier may terminate this Agreement for cause (i) if any sum due to Supplier hereunder is not paid within (a) in the case of an invoice sent to Microsoft, [*] after receipt by Microsoft of written notice of such failure to pay, or (b) in the case of an invoice sent to a Subcontractor, forty-five (45) business days after receipt by Microsoft of written notice of such failure to pay; or (ii) upon thirty
                    (30) days written notice to Microsoft if Microsoft becomes the subject of any proceeding under any bankruptcy, insolvency or liquidation law, whether domestic or foreign and whether voluntary or involuntary, which is not resolved favorably to Microsoft within [*] days of commencement thereof.

          (iii) Effect of Termination.

               (A) In the event of termination of this Agreement by Microsoft for cause as described in Article 14(b)(ii)(A) above, Microsoft and Subcontractor(s) shall have no liability or payment obligation to Supplier for termination other than payment (subject to Microsoft's set-off rights) of any balance due for Product(s) delivered to and accepted by Microsoft and Subcontractor(s) prior to such termination. In connection with any such termination, Microsoft will be entitled to the cost of "cover" or, at Microsoft's option, the difference between the market price and the contract price, as well as any expenses incurred in effecting cover or with respect to rightfully rejected goods, and any other costs or expenses

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                             MICROSOFT CONFIDENTIAL


                    reasonably related to such breach. The foregoing are not exclusive, but cumulative and in addition to any other remedies existing at law or equity.

               (B) In the event of termination of this Agreement by Microsoft for convenience as described in Article 14(b)(i) , Microsoft's and Subcontractor(s) sole liability and Supplier's exclusive remedy is limited to payment for (i) the quantities of Product(s) ordered under confirmed Purchase Orders which are not cancelled due to such termination; (ii) Buffer Inventory manufactured pursuant hereto that Supplier, despite its best efforts, can not use for the manufacture of other products or divert for any other purpose or sale; and (iii) to the extent that there is any remaining Minimum Buy Quantity that Microsoft is obligated to purchase but has failed to do so, Microsoft shall, at its option, either (x) submit Purchase Orders for such unpurchased Product(s), and in such case Supplier shall build and deliver such Product(s) in accordance with the terms hereof (notwithstanding any termination) and of such Purchase Orders; or (y) pay Supplier for its anticipated net profit on such unpurchased Product(s), subject to Supplier providing satisfactory documentation of such lost profit. In the event of termination of this Agreement by Supplier for cause as described in Article 14(b)(ii)(B), Supplier shall also be entitled to the remedies described above in this
                    Article 14(b)(iii)(B), but in such event such remedies shall not be exclusive, but cumulative and in addition to any other remedies of Supplier existing at law or equity; provided, in no event shall Microsoft and Subcontractor(s) have any obligation to pay Supplier for any raw materials or assemblies of work in process.

               (C) Supplier shall, in accordance with the terms and conditions of this Agreement, deliver to Microsoft or to any Subcontractor(s) designated by Microsoft, all Product for which Microsoft has paid Supplier pursuant to this Article 14(b)(iii). Supplier agrees that upon termination, Microsoft and/or Subcontractor(s) may place a final Purchase Order for (and Supplier shall deliver in accordance with the terms and conditions of this Agreement) Products forecast to be required during the period in which such termination occurs.

     (c) Continuing to Perform. Notwithstanding any other provision in this Agreement, Supplier during the pendency of any dispute of any nature in connection with this Agreement shall, unless directed otherwise by Microsoft in writing, diligently continue to carry out and fulfill all its obligations under this Agreement, including the obligation during the pendency of the dispute to ensure that the Product(s) are delivered to Microsoft and the Subcontractor(s) in the quantities and within the time required hereunder; provided that Microsoft shall continue to make payments of amounts not disputed in accordance with this Agreement. Any failure of Supplier to comply with this Article 14(c) will constitute a default under Article 14(b)(ii) hereof.

     (d) Survival. The following Articles of this Agreement shall survive the expiration or earlier termination of this Agreement: Article 10 Warranties; Article 11 Limitation of Liability; Article 12 Indemnification; Article 14(b)(iii) Effect of Termination; Article 15 No Obligation; Article 16 Confidentiality; Article 17 Covenant Not to Sue; the last sentence of Article 18(a) and of Article 18(b); and
          Article 19 General.

     (e) License. Without limiting Microsoft's other rights and Supplier's other obligations hereunder, in the event that Microsoft terminates this Agreement under Article

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                             MICROSOFT CONFIDENTIAL


          14(b)(ii)(A), then Microsoft shall be entitled to the license and Escrow Materials described in the Escrow Agreement.

          In connection therewith, Supplier shall further, at its sole cost and expense, provide technical and such other assistance to Microsoft as may be necessary or desirable in connection with the transfer of the foregoing license and materials, and shall, at the request of the Microsoft, provide such cooperation and do and perform all such other and further acts as Microsoft may consider necessary or desirable or as may be required by law to use, establish, maintain and protect its rights granted under the Escrow Agreement, in each case for the purpose of supplying an alternate source of substitute products to be used in connection with Microsoft's Xbox program (or any successor program thereto).

15. No Obligation. Notwithstanding any other provision of this Agreement, Microsoft and Subcontractor(s) shall have no obligation to use or include the Product(s) as part of the Xbox. Nothing in this Agreement will be construed as restricting Microsoft's ability to acquire, license, develop, manufacture or distribute for itself, or have others acquire, license, develop, manufacture or distribute for Microsoft, similar product(s) performing the same or similar functions as the Product(s) contemplated by this Agreement, or to market and distribute such similar product(s) in addition to, or in lieu of, the Product(s) contemplated by this Agreement.

16. Confidentiality. The Parties shall comply with the terms of the NDA, and nothing herein shall be construed to limit the respective rights and liabilities of the Parties thereunder.

     Without limiting the foregoing, Supplier agrees that, without Microsoft's prior approval, no Competitors, journalists or industry consultants will be permitted to view any production areas devoted exclusively or primarily to the Products intended for sale hereunder to Microsoft, and access to such areas by other third parties shall be limited to the minimum necessary in the normal course of Supplier's business and subject to reasonable measures to protect the confidentiality of all Microsoft "Confidential Information" (as defined in the NDA), and in no event will possession of any Products (unless commodity products being sold in the identical specification to numerous customers) be transferred to any third party or persons except in accordance with Microsoft's express instructions.

17. Covenant Not to Sue. Supplier covenants that it will not assert against Microsoft, Subcontractor(s) or Microsoft's distributors or customers a claim of direct or indirect patent or copyright infringement, or trade secret misappropriation arising from the manufacture, sale, import, distribution or use of the Xbox.

18. Insurance. At all times during the Term, Supplier shall, at its own expense, maintain in force policies of insurance with reputable insurers sufficient in coverage and amounts to secure its obligations and potential liabilities under this Agreement. All premiums, and any deductibles and/or retentions associated with such insurance shall be solely the responsibility of Supplier. At the request of Microsoft, Supplier shall provide to Microsoft certificates of insurance evidencing such insurance coverage, and failure by Supplier to furnish certificates of insurance or failure by Microsoft to request same shall not constitute a waiver by Microsoft of the insurance requirements set forth herein. If Microsoft so requests, Supplier shall provide to Microsoft, or make available for Microsoft's review, copies of such insurance policies. At a minimum, such insurance policies shall include the following coverage:

     (a) Commercial general liability insurance with policy limits of not less than [*] each occurrence for bodily injury and [*] each occurrence for damage to property, or, alternatively, [*] combined single limit each occurrence for bodily injury and property damage combined. The policy shall be the "occurrence" form and shall include coverage for premises and operations, contractual liability (including insurable contractual liability

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                             MICROSOFT CONFIDENTIAL


          assumed in this Agreement), broad form property damage, and products and completed operations. The policy shall name Microsoft as an additional insured to the extent of the contractual liability assumed by Supplier in this Agreement (without any obligations or any liability to pay premiums); shall be primary without right of contribution from any other insurance carried by Supplier or Microsoft, shall waive any right of the insurers to any set-off (including for unpaid premiums), counterclaim or any other deduction, by attachment or otherwise; shall expressly provide that all the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured; and shall provide that the insurers waive all rights of subrogation that may arise by contract, at law or otherwise against Microsoft. Upon expiration or termination of this Agreement, Supplier will maintain an active policy complying with the requirements of this Agreement and providing coverage through at least twelve (12) months after such expiration or termination.

     (b) Professional liability/errors & omissions insurance with policy limits of not less than [*] each claim. Such insurance's retroactive coverage date will be no later than the Effective Date of this Agreement. Upon expiration or termination of this Agreement, Supplier will either maintain an active policy, or purchase an extended reporting period, providing coverage for claims first made and reported to the insurance company within two years after the expiration or termination of this Agreement.

19.  General.

     (a) Notices. All notices and requests in connection with this Agreement shall written in the English language and shall be deemed given as of the day they are received either by messenger, delivery service, or in the United States of America mails, postage prepaid, certified or registered, return receipt requested, and addressed as follows:

     To Supplier:
     Applied Microsystems Corporation
     5020 - 148th Avenue Northeast

     P.O. Box 97002
     Redmond, WA  98073-9702
     Fax:  (425) 883-3049

     To Microsoft:                           with a copy to:

     Microsoft Corporation                   Microsoft Corporation
     One Microsoft Way                       One Microsoft Way
     Redmond, WA  98052-6399                 Redmond, WA  98052-6399
     Attention: Group Manager for Xbox       Attention: Law & Corporate Affairs
     Program Developer Relations             Fax:  (425) 706-7409
     Fax:  (425) 706-7329


     or to such other address as a party may designate pursuant to this notice provision.

     (b) Governing Law; Venue; Attorneys' Fees. This Agreement shall be governed by the laws of the State of Washington as though entered into between Washington residents and to be performed entirely within the State of Washington, and Supplier consents to jurisdiction and venue in the state and federal courts sitting in the State of Washington. In any action or suit to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing Party shall be entitled to recover its costs, including reasonable attorneys' fees.

          In the event of any dispute or disagreement between the Parties in relation to this

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                             MICROSOFT CONFIDENTIAL


          Agreement, either Party may call a meeting, such meeting to be held within seven (7) days of the date of the notice calling the same (unless otherwise agreed). Each Party shall appoint a senior representative to attend that meeting to resolve the dispute. Such senior representatives shall meet as often as the Parties jointly deem necessary to gather and exchange all applicable information with respect to the matter at issue which the Parties believe appropriate, and the senior representatives shall negotiate in good faith to that end. Without waiving any other rights or remedies of either Party under this Agreement, if the representatives are unable to resolve the dispute within a further period of two (2) weeks, the Parties shall be entitled, in the event of a failure to agree between them on a method of dispute resolution, to commence such proceedings as they may competently pursue. Notwithstanding the foregoing, either Party may commence proceedings at any time without following the above procedures if such Party would be irreparably harmed by a delay.

     (c) Independent Contractors. The Parties are independent contractors, and nothing in this Agreement shall be construed as creating an employer-employee relationship, a partnership, or a joint venture between the Parties. Neither Party has any authority to assume or create obligations or liability of any kind on behalf of the other.

     (d) Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable under any applicable law, then such provision shall be deemed modified to the extent necessary in order to render such provision valid and enforceable; if such provision may not be so saved, it shall be severed and the remainder of this Agreement shall remain in full force and effect.

     (e) Assignment; Successors and Assigns; Change in Control. This Agreement shall be binding upon and inure to the benefit of each Party's respective successors and assigns; provided, however, that this Agreement may not be assigned by Supplier in whole or in part without the prior written consent of Microsoft, and any attempted assignment without Microsoft's consent will be null and void.

          Upon the occurrence of a Change in Control (as defined below), Microsoft, in its discretion, will be entitled by written notice to terminate this Agreement without any penalty or further liability of any kind to Supplier (and notwithstanding Articles 5(g) and 14(b)(iii)(B)), and Microsoft shall be entitled to the license and Escrow Materials described in the Escrow Agreement. A "Change in Control" shall mean the occurrence of any one or more of the following events: (i) any merger or consolidation involving Supplier where Supplier is not the surviving entity, (ii) any other transaction or series of transactions whereby a third party acquires direct or indirect power to control the management and policies of Supplier, whether through the acquisition of voting securities, by contract, or otherwise, or (iii) the sale or other transfer of Supplier's business or substantial portion of Supplier's assets (whether in a single transaction or a series of transaction). Without limiting Supplier's obligations under the NDA, Supplier agrees to obtain the consent of Microsoft in writing prior to disclosing any terms and conditions of this Agreement or any other Operative Document, or any other information regarding Xbox, to a third party in connection with any Change of Control, unless such information is otherwise in the public domain other than through a breach of this Agreement or the NDA. Supplier agrees to give Microsoft notice prior to the occurrence of any Change in Control as early as practicable.

          Microsoft may assign this Agreement to a successor to or assign of its Xbox business or to any subsidiary or affiliate of Microsoft. In addition, upon any merger or consolidation involving Microsoft, the surviving entity will be entitled to all rights of Microsoft hereunder.

     (f) Language. This Agreement is executed in the English language only and shall be interpreted according to the plain meaning of its terms. Any translation of this Agreement

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                             MICROSOFT CONFIDENTIAL


          into a language other than English shall be for reference only and shall not affect the interpretation hereof.

     (g) Modification; Wavier. This Agreement shall not be modified except by an agreement written in the English language, dated subsequent to the date of this Agreement and signed on behalf of Supplier and Microsoft by their respective duly authorized representatives. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party. This Agreement has been negotiated by the Parties and their respective counsel and will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either Party.

     (h) Government Approvals. Supplier shall, at its own expense, obtain and arrange for the maintenance in full force and effect of all governmental approvals, consents, licenses, authorizations, declarations, filings, and registrations as may be necessary or advisable for the performance of all of the terms and conditions of the Agreement including, but not limited to, foreign exchange approvals, import and/or export licenses, fair trade approvals and all approvals which may be required to realize the purposes of the Agreement. Additionally, Supplier, at its expense, will assist Microsoft in addressing problems with Product(s) that contribute to a failure of Xbox to meet any regulatory requirement due to integration of Supplier's Product(s). Supplier shall ensure that each Product bears appropriate labels indicating compliance with these requirements; provided, that Supplier shall not be required to obtain export licenses for any countries to which export is prohibited by United States law at the time of export.

     (i) Records/Audit. Supplier will maintain accurate records in the normal course of its business and will grant Microsoft or its authorized agent reasonable access to and copies of such records and information reasonably requested by Microsoft that pertain to Supplier's performance under this Agreement (including quality programs and test documentation). Supplier represents that it maintains and will continue to maintain its records for a period of at least three (3) years.

     (j) Taxes. Neither Microsoft nor any Subcontractor(s) shall be liable for any taxes that Supplier is legally obligated to pay which are incurred or arise in connection with or related to the sale of Product(s) under this Agreement, and all such taxes (including but not limited to net income or gross receipts taxes, franchise taxes, and/or property taxes) shall be solely the financial responsibility of Supplier, provided that Microsoft and Subcontractor(s) shall pay to Supplier any sales or use taxes that are owed by Microsoft or Subcontractor(s) solely as a result of purchases of Product(s) under this Agreement and which are required to be collected from Microsoft or Subcontractor(s) by Supplier under applicable law. Microsoft and Subcontractor(s) may provide to Supplier an valid exemption certificate in which case Supplier shall not collect the taxes covered by such certificate. Supplier agrees to indemnify, defend and hold Microsoft and Subcontractor(s) harmless from any taxes (including sales or use taxes paid by Microsoft or Subcontractor(s) to Supplier) or claims, causes of action, costs (including, without limitation, reasonable attorneys' fees) and any other liabilities of any nature whatsoever related to such taxes. This tax Article shall govern the treatment of all taxes arising as a result of or in connection with this Agreement notwithstanding any other Article of this Agreement.

     (k) Headings. Article headings in this Agreement are solely for convenience and will not be considered in its interpretation.

     (l) Counterparts. This Agreement may be executed in two counterparts, each of which will

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                             MICROSOFT CONFIDENTIAL


          be deemed an original and all of which together will constitute one and the same instrument.

     (m) Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or communications with respect to the subject matter hereof.

20.  Exhibits. The following Exhibits are made a part of this Agreement:

     Exhibit A - Products and Pricing
     Exhibit B - Microsoft Authorized Subcontractor(s)
     Exhibit C - Microsoft Supplier Quality Requirements
     Exhibit D - Maintenance Problem Severity and Response Time Schedule

21 Order of Precedence. If there is a conflict or inconsistency between or among any of the following documents, unless expressly stated otherwise herein, the order of precedent for conflict resolution in descending order will be as follows:

     (a)  Change Orders;

     (b)  the NDA;

     (c)  the Development and License Agreement;

     (d)  Microsoft Corporation Xbox Component Development Kit License

     (e)  the body of this Agreement;

     (f)  Exhibit A - Products and Pricing;

     (g)  Exhibit B - Microsoft Authorized Subcontractor(s);

     (h)  Exhibit C - Microsoft Supplier Quality Requirements;

     (i)  Exhibit D - Maintenance Problem Severity and Response Time Schedule;
          and

     (j)  the Escrow Agreement.


AGREED:

MICROSOFT CORPORATION                     APPLIED MICROSYSTEMS CORPORATION

By: /s/ J. Allard                         By: /s/ Stephen J. Verleye
   ---------------------------------         -----------------------------------
Name: J. Allard                           Name: Stephen J. Verleye
     -------------------------------           ---------------------------------
Title: General Manager                    Title: President & CEO
      ------------------------------            --------------------------------
Date: 12/19/00                            Date: 12/19/2000
     -------------------------------           ---------------------------------



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                                    EXHIBIT A

                                   Product(s)

---------- ------------------------------------------------------------- --------------------- ---------- --------------------
                                                                               Product          Price/
  Item                             Description                              Specification        Unit       Manufacturing.
                                                                             Reference #         $ US           Site/s
---------- ------------------------------------------------------------- --------------------- ---------- --------------------
    1        DVD Emulation System - PCI card, hard drive and emulator                          See below      Redmond, WA
                                       card
---------- ------------------------------------------------------------- --------------------- ---------- --------------------
    2                        Emulator card component                                              [*]         Redmond, WA
---------- ------------------------------------------------------------- --------------------- ---------- --------------------


                 ------------------------------------------ -------------------------------------
                            Annual Unit Volume                           Unit Price

                 ------------------------------------------ -------------------------------------
                                    [*]                                     [*]
                 ------------------------------------------ -------------------------------------
                                    [*]                                     [*]
                 ------------------------------------------ -------------------------------------
                                    [*]                                     [*]
                 ------------------------------------------ -------------------------------------
                                    [*]                                     [*]
                 ------------------------------------------ -------------------------------------

     Note: The above-listed pricing applies to annual quantities delivered to Microsoft in an annual period commencing with the first shipment of DVD Emulation Systems to Microsoft. The discounted unit price at higher volumes is not retroactive to prior quantities delivered during such year.


Cost Reduction Target
---------- ------------------------------------------------------------- ----------------- ---------------- ------------------
                                                                           Annual Cost       Annual Cost       Annual Cost
                                                                            Reduction         Reduction         Reduction
  Item                             Description                               Target            Target            Target
                                                                              Year 1            Year 2            Year 3
---------- ------------------------------------------------------------- ----------------- ---------------- ------------------
    1                          DVD Emulation System                            [*]               [*]               [*]
---------- ------------------------------------------------------------- ----------------- ---------------- ------------------

Minimum Supply Capacity

Without limiting Supplier's other obligations in the Agreement, Supplier during the Term shall ensure that for each month of the Term it has a minimum supply capacity at least equal to the following: [*] greater than the average quantity of Product(s) ordered per month during the [*]-month period preceding such month (or, if there are fewer than [*]months since the Effective Date, then the average quantity of Product(s) ordered per month since the Effective Date, excluding the initial order). Notwithstanding the foregoing, the minimum supply capacity for the first month of the Term shall be [*] units of Product(s).

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                                    EXHIBIT B

                            Approved Subcontractor(s)

---------- ----------------------------------- -------------------------------------- ---------------------- ------------------
Item       Microsoft Subcontractor(s)          Corp. Office Address                   Contact                Activity
---------- ----------------------------------- -------------------------------------- ---------------------- ------------------
1          [*]                                 [*]                                    [*]                    Assembly & Test
---------- ----------------------------------- -------------------------------------- ---------------------- ------------------


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                             MICROSOFT CONFIDENTIAL


                                    EXHIBIT C

                     Microsoft Supplier Quality Requirements

                                  See attached.




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                             MICROSOFT CONFIDENTIAL


                                    EXHIBIT D

             Maintenance Problem Severity and ResPONSE TIME SCHEDULE


       Severity                           Criteria                                     Time Limit
       --------                           --------                                     ----------
          1      Critical:   Problem  which  prevents  or  seriously  impairs  the         [*]
                 performance of substantially all major functions.

          2      Severe Impact:  Problem which  prevents or seriously  impairs the         [*]
                 performance of a major function.

          3      Degraded  Operation:   Problem  which  disables  or  impairs  the         [*]
                 performance of a minor function.


[*] Confidential treatment requested